Exhibit (h)(1)(xiii)

AMENDMENT

To Transfer Agency and Service

Agreement Between

Allianz Funds Multi-Strategy Trust,

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 15th day of September, 2014, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and Allianz Funds Multi-Strategy Trust (the “Fund”). In accordance with Section 17 (Additional Funds) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2008, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated September 15, 2014;

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreements, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST		BOSTON FINANCIAL DATE SERVICES, INC.

By:	/s/ Julian F. Sluyters	By:	/s/ Joseph M. Filardo
Name:	Julian F. Sluyters	Name:	Joseph M. Filardo
Title:	President	Title:	Vice President

SCHEDULE A

Dated: September 15, 2014

ALLIANZ FUNDS MULTI-STRATEGY TRUST

AllianzGI Behavioral Advantage Large Cap Fund

AllianzGI Best Styles Emerging Markets Equity Fund1

AllianzGI Best Styles Global Equity Fund

AllianzGI Best Styles International Equity Fund1

AllianzGI Best Styles U.S. Equity Fund2

AllianzGI China Equity Fund

AllianzGI Convertible Fund

AllianzGI Emerging Markets Consumer Fund2

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund2

AllianzGI Global Allocation Fund

AllianzGI Global Fundamental Strategy Fund

AllianzGI Global Growth Allocation Fund

AllianzGI Global Managed Volatility Fund

AllianzGI Global Sustainability Fund1

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Small-Cap Fund

AllianzGI Micro Cap Fund

AllianzGI Multi-Asset Real Return Fund

AllianzGI NFJ Emerging Markets Value Fund

AllianzGI NFJ Global Dividend Value Fund

AllianzGI NFJ International Small-Cap Value Fund

AllianzGI NFJ International Value II Fund

AllianzGI Retirement 2015 Fund

AllianzGI Retirement 2020 Fund

AllianzGI Retirement 2025 Fund

AllianzGI Retirement 2030 Fund

AllianzGI Retirement 2035 Fund

AllianzGI Retirement 2040 Fund

AllianzGI Retirement 2045 Fund

AllianzGI Retirement 2050 Fund

AllianzGI Retirement 2055 Fund

AllianzGI Retirement Income Fund

AllianzGI Short Duration High Income Fund

AllianzGI Structured Return Fund

AllianzGI Ultra Micro Cap Fund

AllianzGI U.S. Equity Hedged Fund

AllianzGI U.S. Small-Cap Growth Fund

[1]	Fund scheduled to become effective on December 9, 2014
[2]	Fund scheduled to become effective on December 1, 2014